Exhibit 99.1
FOR IMMEDIATE RELEASE
Tuesday, March 15, 2016

CLAYTON WILLIAMS ENERGY ANNOUNCES RECENT HEDGING TRANSACTIONS

Midland, Texas, March 15, 2016 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today announced that it had entered into three new swap agreements covering a portion of its expected oil production, as follows: 124,000 barrels for May 2016 through June 2016 at $41.18 per barrel; 343,000 barrels for July 2016 through December 2016 at $42.70 per barrel; and 315,500 barrels from January 2017 through June 2017 at $44.30 per barrel.

The following summarizes information concerning our net positions in open commodity derivatives, all of which were entered into in January 2016 and March 2016, applicable to periods subsequent to December 31, 2015.  In connection with the swap agreement entered into in January 2016, we granted the counterparty the option to extend the agreement to cover an additional 739 MBbls of oil production during the second half of 2016 at the same price of $40.25 per barrel. The option to extend expires on June 30, 2016. Settlement prices of commodity derivatives are based on NYMEX futures prices.

Current Swaps:

	Oil
	MBbls	Price
Production Period:
1st Quarter 2016	421	$40.25
2nd Quarter 2016	518	$40.47
3rd Quarter 2016	176	$42.70
4th Quarter 2016	167	$42.70
1st Quarter 2017	160	$44.30
2nd Quarter 2017	155	$44.30
	1,597

Swaps Subject to Optional Extension:

	Oil
	MBbls	Price
Production Period:
3rd Quarter 2016	378	$40.25
4th Quarter 2016	361	$40.25
	739

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.
Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com